EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

                          Michael Johnson & Co., LLC
                         Certified Public Accountants
                       9175 East Kenyon Avenue, Suite 100
                            Denver, Colorado 80237
                               (303) 796-0099


December 19, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World-Am Communications, Inc. - Form S-8

To Whom It May Concern:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2002 in World-Am Communications, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/  Michael Johnson & Co., LLC
Michael Johnson & Co., LLC